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                                                              EXHIBIT 3.2

Prescribed by                                         Registration #91159
Bob Taft, Secretary of State                          Approved _____________
30 East Broad Street, 14th Floor                      Date _________________
Columbus, Ohio 43266-0418                             Fee    $10
Form LPC (July 1994)

                         CERTIFICATE OF CANCELLATION OF
                              LIMITED PARTNERSHIP

Pursuant to the provisions of Ohio Revised Code Section 1782.10(B), the undersigned, CLINTON APPALACHIAN X, LIMITED PARTNERSHIP, bearing registration number 911159, does hereby certify the following:

1. The name of the limited partnership: CLINTON APPALACHIAN X, LIMITED PARTNERSHIP.

2.  The registration number of the limited partnership: 911159.

3.  The date of the initial filing of its certificate of limited partnership:
MARCH 30, 1987.

4. The date of the filing of its certificate of limited partnership with the Ohio Secretary of State (if different from the date listed in line #3): JUNE 30, 1995.

5. The reason for filing the certificate of cancellation is as follows: ASSETS HAVE BEEN SOLD AND THE PROCEEDS DISTRIBUTED TO THE PARTNERS. BUSINESS HAS TERMINATED. NO LIMITED PARTNERS.

    (If insufficient space for this item, please attach a separate sheet)

6. The effective date of cancellation: (please check/complete one of the following)

    /X/ Upon Filing of Certificate of Cancellation

    (PLEASE NOTE THAT THE EFFECTIVE DATE OF CANCELLATION CANNOT PRECEDE OR BE EARLIER THAN THE DATE OF FILING)

7. Is a person other than any general partner reflected on the certificate of limited partnership winding up the limited partnership's affairs?

        / / Yes         /X/ No  (PLEASE CHECK THE APPLICABLE BOX)


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    If "Yes" was checked above, the name and the business, residence or mailing address of each liquidating trustee must be listed in the following space:

            Name                      Address

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(if additional space is required for this item, please attach a separate sheet)

8.     Other (Optional)


(If additional space is required to complete this item, please attach separate sheet(s); this portion of the certificate may not exceed three (3) additional pages, ORC 1782.10(B)(6))

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Cancellation this 22ND day of DECEMBER, 1995.

                              Signed:  /s/ Donald A. Nay
                                     ------------------------------------------
                                      CLINTON OIL COMPANY, GENERAL PARTNER
                                      DONALD A. NAY, EXECUTIVE VICE PRESIDENT


                                  INSTRUCTIONS

1. A certificate of cancellation must be signed by all general partners OR, if the general partners are not winding up the affairs of the limited partnership, by all liquidating trustees, provided that if the limited partners are winding up the affairs of the limited partnership, a certificate of cancellation need be signed only by a majority in number of the limited partners.

2. A certificate of cancellation must be filed upon the dissolution and the commencement of the winding up of the partnership, or at any other time there are no limited partners.


                                          [Ohio Revised Code Section 1782.10(B)]


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